Registration No. 333-
       As filed with the Securities and Exchange Commission on May 1, 1998
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                 ICON CMT CORP.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                              13-3603128
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

 1200 Harbor Blvd., Weehawken, New Jersey                           07087
 (Address of Principal Executive Offices)                         (Zip Code)

                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Scott A. Baxter
                                    President
                                 Icon CMT Corp.
                 1200 Harbor Blvd., Weehawken, New Jersey 07087
                     (Name and Address of Agent for Service)

                                  201-601-2000
          (Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:

                             Michael Weinsier, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                       Proposed Maximum
Title of Securities                    Amount to        Offering Price         Proposed Maximum           Amount of
to Be Register                      be Registered(1)       per Share       Aggregate Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................       867,999             $6.02(2)         $ 5,225,353.98(2)       $1,541.48(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................       109,091              6.63(2)             723,273.33(2)          213.37(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................       130,301             10.00(2)           1,303,010.00(2)          384.39(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................       157,250             10.94(2)           1,720,315.00(2)          507.49(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................        65,455             14.27(2)             934,042.85(2)          275.54(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................       200,000             15.63(2)           3,126,000.00(2)          922.17(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................        32,500             18.50(2)             601,250.00(2)          177.37(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share........................       619,222             21.06(3)          13,084,488.38(3)        3,859.92(3)
----------------------------------------------------------------------------------------------------------------------
              TOTAL                   2,181,818                              $26,680,733.54          $7,870.82
======================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Amended and Restated 1995 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the price at which such options may be exercised.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the average of the bid and asked prices per share of the registrant's Common Stock on the Nasdaq National Market on April 30, 1998.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference: (i) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-234777), filed on December 5, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and (ii) the registrant's Annual Report on Form 10-K for the Year Ended December 31, 1997.

         All documents filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Eleventh of the Restated Certificate of Incorporation provides that the Company shall indemnify any and all persons to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The Company maintains a directors and officers liability insurance policy with Rock River Insurance Company. The policy insures the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts. The policy provides for a combined limit of liability of $5,000,000 per policy year for both directors' and officers' liability coverage at an annual premium of $90,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number

         4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997, File No. 0-23477).

         4.2      By-Laws of the Company  (Incorporated  by reference to Exhibit
                  3.2 to the (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 333-38339 (the "Registration Statement")).

         4.3 Amended and Restated 1995 Stock Option Plan of the Company (Incorporated by reference to Exhibit 10.6 to the Registration Statement).

         5.1 Opinion and consent of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

         23.1     Consent of Price Waterhouse LLP.

         23.2     Consent of Parker Chapin  Flattau & Klimpl,  LLP (contained in
                  Exhibit 5.1).

         24.1 Power of Attorney (contained in the signature page to this registration statement).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the first day of May, 1998.

                                     ICON CMT CORP.

                                     By: /s/ Scott A. Baxter
                                        -----------------------
                                         Scott A. Baxter
                                         President, Chief Executive Officer and
                                           Chairman of the Board of Directors

                                POWER OF ATTORNEY

         The undersigned directors and officers of Icon CMT Corp. hereby constitute and appoint Scott A. Baxter, Richard B. Brown and Scott Harmolin and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURES                         TITLE                            DATE
   ----------                         -----                            ----

/s/ Scott A. Baxter      President, Chief Executive Officer and      May 1, 1998
-----------------------  Chairman of the Board of Directors
(Scott A. Baxter)        (Principal Executive Officer)


/s/ Richard M. Brown     Vice President-Information Technologies,    May 1, 1998
-----------------------  Secretary and Director
(Richard M. Brown)


/s/ Scott Harmolin       Senior Vice President, Chief                May 1, 1998
-----------------------  Technology Officer, and Director
(Scott Harmolin)


/s/ Kenneth J. Hall      Senior Vice President, Chief Financial      May 1, 1998
-----------------------  Officer and Treasurer (Principal
(Kenneth J. Hall)        Financial Officer)


/s/ William B. Fischer   Vice President and Controller               May 1, 1998
-----------------------  (Principal Accounting Officer)
(William B. Fischer)


/s/ Samuel A. Plum       Director                                    May 1, 1998
-----------------------
(Samuel A. Plum)


/s/ Wayne B. Weisman     Director                                    May 1, 1998
-----------------------
(Wayne B. Weisman)

                                  EXHIBIT INDEX

Exhibit
Number                                                                  Page No.
------                                                                  --------


4.1 Form of Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997, File No. 0-23477).

4.2 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-38339 (the "Registration Statement")).

4.3   Amended  and  Restated   1995  Stock  Option  Plan  of  the  Company
      (Incorporated by reference to Exhibit 10.6 to the registration statement).

5.1 Opinion and consent of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

23.1  Consent of Price Waterhouse LLP.

23.2  Consent of Parker Chapin Flattau & Klimpl, LLP (contained in Exhibit
      5.1).

24.1  Power  of  Attorney   (contained  in  the  signature  page  to  this
      registration statement).